UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2023

NAUTICUS ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40611	85-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17146 Feathercraft Lane, Suite 450, Webster, TX 77598

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (281) 942-9069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Repricing and Issuance

On June 22, 2023, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into warrant exercise inducement offer letters (the “Letter Agreements”) with certain holders (the “Exercising Holders”) of outstanding warrants (the “Existing Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”), pursuant to which the Exercising Holders agreed to amend the exercise price of the Existing Warrants, which are exercisable to purchase, in the aggregate, 2,922,425 shares of Common Stock (the “Existing Warrant Shares”), in exchange for the Company’s agreement to (i) lower the exercise price of the Existing Warrants to a weighted average of $3.28 per share, with multiple tranches priced between $2.04 and $4.64 per share, and (ii) upon the Exercising Holders’ exercise of the Existing Warrants, issue new warrants (the “New Warrants”) to the Exercising Holders to purchase, in the aggregate, up to 2,922,425 shares of Common Stock. The Company expects to receive aggregate gross proceeds of approximately $9.6 million from the exercise of all of the Existing Warrants by the Exercising Holders.

The terms and delivery of the New Warrants shall be substantially in the form of the Existing Warrants and (i) have an exercise price of $20.00 per share, (ii) are exercisable immediately, and (iii) are exercisable until September 9, 2032.

The Exercising Holders agreed that the Company shall only issue such number of Existing Warrant Shares to the Exercising Holders that would not cause any holder to exceed the maximum number permitted by the beneficial ownership limitations set forth in Section 1(f) of the Existing Warrants, among other applicable terms. The Exercising Holders agreed that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act of 1933, as amended, except as required by the Letter Agreements.

The foregoing descriptions of the Letter Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the form of such documents attached as Exhibit 10.1, to this Current Report on Form 8-K, which is incorporated herein by reference.

First Amendment to Registration Rights Agreement

The Company and certain investors (the “Holders”) are party to (i) that certain Securities Purchase Agreement, dated as of December 16, 2021 (as amended by those certain letter agreements dated as of January 31, 2022 and September 9, 2022, the “SPA”), pursuant to which the Holders agreed to purchase from the Company 5% Original Issue Discount Senior Secured Convertible Debentures and the Existing Warrants (together, the “Securities”), and (ii) that certain Registration Rights Agreement, dated as of September 9, 2022 (the “RRA”), pursuant to which the Company and the Holders agreed to certain requirements and conditions covering the resale by the Holders of the Common Stock into which the Securities are convertible or exercisable.

Under the terms of the RRA, upon the closing of its business combination with the Company on September 9, 2022, the Company was required to (i) file a registration statement within 15 business days of such closing and (ii) use its best efforts to cause such registration statement to be declared effective as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date (as defined in the RRA) (the “Registration Requirements”). The RRA additionally provided for liquidated damages if the Registration Requirements were not met.

Accordingly, on June 22, 2023, the Company and the Holders entered into the First Amendment to Registration Rights Agreement (the “Amended RRA”), pursuant to which the Company has agreed to deliver to the Holders an aggregate of 1,890,066 shares of Common Stock (the “RRA Shares”), in exchange for the release by the Holders of any and all claims, remedies, or causes of action under any of the Transaction Documents (as defined in the RRA), including all past and future claims for liquidated damages under the RRA.

Among other things, the Company has also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then eligible to use Form S-3) providing for the resale by the Holders of the RRA Shares and to cause such registration statement to become effective as soon as practicable thereafter as required by the Amended RRA.

The foregoing description of the Amended RRA does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended RRA, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing descriptions of the SPA and RRA do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the SPA and RRA, which are filed as Exhibit 10.14 and Exhibit 10.17, respectively, with the Company’s Current Report on Form 8-K filed on September 15, 2022, each of which is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On June 23, 2023, the Company issued a press release announcing that Nauticus Robotics Brazil Ltda., a Brazilian limited liability company (“Nauticus Brazil”) and a wholly owned subsidiary of the Company, entered into an agreement (the “Agreement”) with Petróleo Brasileiro S.A., a Brazilian limited liability corporation (“Petrobras”), pursuant to which, among other things and upon the terms and subject to the conditions set forth therein, Nauticus Brazil will provide Petrobras with underwater inspection services through the use of an Aquanaut, the Company’s autonomous subsea robotic system, as previously reported in the Company’s Current Report on Form 8-K filed on May 30, 2023.

The text of the press release reads as follows:

“Nauticus Robotics, Inc. (“Nauticus” or the “Company”) (NASDAQ: KITT), a developer of autonomous robots using artificial intelligence for data collection and intervention services for the ocean industries, today announced that it has been awarded a contract with Petrobras (NYSE: PBR), one of the world’s largest energy companies, to deploy Aquanaut, the Company’s autonomous subsea robot, to support Petrobras’ offshore activities.

Petrobras has ramped up efforts recently in robotics and artificial intelligence and is pioneering their application to the offshore sectors. Toward that end, this relevant contract was competitively awarded to Nauticus and will utilize Aquanaut in Petrobras’ Deepwater Production Field using supervised autonomy for infield inspection services. The contract consists of approximately two months of subsea inspection time and is one of the largest awarded contracts of its kind to date worldwide. Nauticus’ success in winning this initial award places it as a relevant player for potential subsequent contracts that Petrobras estimates to be carried out and expands Nauticus’ growing international presence to South America with a leading operator.

Over the past several years, Nauticus has been developing a library of autonomous behaviors based on the latest techniques in machine learning and artificial intelligence, which enable its subsea robots to learn and adapt to the dynamic conditions of working underwater. The fully electric Aquanaut carries an array of multi-spectral perception sensors that allow the robot to detect, classify, inspect, and act upon subsea infrastructure using its pair of manipulators without direct operator control. This method provides significant cost and greenhouse gas emissions reductions over conventional methods.

“A contract with another worldwide leading operator for Nauticus speaks to the state-of-the-art technologies of our autonomous robots as we further penetrate the global markets,” said Nicolaus Radford, CEO of Nauticus. “The market opportunity for Nauticus in offshore Brazil is significant, as it is one of the world’s most active offshore energy basins; we are pleased to enter this market through a world class operator. We competed through a rigorous tender process with many well-respected industry competitors to earn this business with Petrobras and eagerly await the deployment of our assets to validate our capabilities. We continue to build our robust pipeline of opportunities, giving us confidence to execute on our mission and deliver long-term value to shareholders.””

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Letter Agreements.
10.2	First Amendment to Registration Rights Agreement, dated as of June 22, 2023.
99.1	Press Release dated June 23, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nauticus Robotics, Inc.

By:	/s/ Nicolaus Radford
Nicolaus Radford
Chief Executive Officer

Date: June 23, 2023

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